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                                                                    EXHIBIT 21.1

                                QUIKSILVER, INC.

                     NAMES AND JURISDICTIONS OF SUBSIDIARIES


          Subsidiary Name                       Jurisdiction
          ---------------                       ------------

          QS Retail, Inc.                         California
          Mervin Manufacturing, Inc.              California
          Mt. Waimea, Inc.                        California
          Quiksilver Wetsuits, Inc.               California
          Na Pali, S.A.                               France
          Kokolo SARL                                 France
          Emerald Coast Europe                        France
          Infoborn SARL                               France
          Cariboo, Eurl                               France
          Lanai                               United Kingdom
          Gen X Publishing Ltd.               United Kingdom
          Molokai Ltd.                        United Kingdom
          Emerald Coast Limited               United Kingdom
          Kauai GmbH                                 Germany
          Sumbawa SL                                   Spain
          Haapiti, SRL                                 Italy